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                                  Exhibit 10.33

                             [MEDITRUST LETTERHEAD]
                                February 9, 2000

BY FACSIMILE

Balanced Care Corporation
1215 Manor Drive
Mechanicsburg, Pennsylvania 17055

Attn: Mr. Brad Hollinger

IPC Advisors S.a.r.l.
38-40 Rue Saint Zithe
Luxembourg L-2763
Attn: Mr. J.B. Unsworth

         Re:      Meditrust/Balanced Care/IPC Transaction

Gentlemen:

         Reference is made to that certain Option Agreement, dated as of December 30, 1999 (the "Option Agreement"), by and among New Meditrust Company LLC (the "Seller"), IPC Advisors S.a.r.l. ("IPC") and Balanced Care Corporation ("BCC"). Reference is further made to that certain Promissory Note, dated as of December 30, 1999, in the original principal amount of SEVEN MILLION EIGHT HUNDRED ELEVEN THOUSAND FIFTY-FOUR DOLLARS ($7,811,054), made by IPC and Balanced Care (collectively, the "Buyer") to the order of the Seller (the "Note").

         The Buyer has requested that certain modifications be made to the Note and, in response to such request, the Seller and the Buyer have agreed to the following:

1. The Maturity Date (as defined in the Note) shall be extended from November 30, 2000 to April 3, 2001.

2. In the event that the Note is not prepaid in full on or before October 31, 2000, except as otherwise provided in Paragraphs 4 and 5 of the Note, interest shall accrue under the Note as follows: (i) from November 1, 2000 through December 31, 2000, interest shall accrue at 12% per annum and (ii) from January 1, 2001 through April 3, 2001, interest shall accrue at 14% per annum.

3. In the event that the Note is not prepaid in full on or before October 31, 2000, then, thereafter, the Buyers may not make any partial prepayments of the Note. The Buyers may, however, prepay the Note in whole at any time without prepayment penalty, fee or premium.
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Balanced Care Corporation
IPC Advisors S.a.r.l.
February 9, 2000
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4. The Exercise Period (as defined under the Option Agreement) shall be modified to mean the period from and including January 2, 2000 through and including October 1, 2000.

5. The Buyer shall execute and deliver such documents as may be reasonably requested by the Seller to reflect the modifications to the Option Agreement and the Note outlined above.

         If this letter accurately describes the general terms agreed to by the parties, kindly sign a duplicate copy of this letter in the space provided below and return it to me, via facsimile, by February 10, 2000.

                                   Very truly yours,

                                   NEW MEDITRUST COMPANY LLC


                                   By: /s/ Michael S. Benjamin
                                       -----------------------
                                           Name: Michael S. Benjamin
                                           Title: Senior Vice President

Cc:      Michael F. Bushee
         Kathryn A. Arnone, Esq.
         Marianne Ajemian, Esq.
         Robin L. Barber, Esq.
         Steven J. Adelkoff, Esq.
         Stephen Pincus, Esq.

Confirmed and Agreed:

BALANCED CARE CORPORATION

By: /s/ Brad E. Hollinger
    ---------------------
        Name: Brad E. Hollinger
        Title: President and CEP

IPC ADVISORS S.A.R.L.

By: /s/ J.B. Unsworth
    ---------------------
        Name: J.B. Unsworth
        Title: Manager